Exhibit 99.1
Motorola Announces Cost Reduction Actions
- Company revises employee compensation and benefit programs
- Co-CEOs voluntarily reduce 2009 base compensation by 25 percent
SCHAUMBURG, Ill. – 17 December 2008 – Motorola, Inc. (NYSE: MOT) today announced additional actions to further reduce costs amid continuing global economic challenges. These measures include changes to employee compensation and benefit programs as well as changes to executive compensation.
As part of the overall cost reduction program, Motorola is revising its employee compensation and benefit programs across the company. Effective March 1, 2009, to better align with industry norms, Motorola will permanently freeze its U.S. pension plans, preserving vested benefits accrued by employees and retirees but eliminating future benefit accruals. Motorola intends to continue to provide funding to meet its pension obligations to present and future retirees.
Effective January 1, 2009, Motorola also will temporarily suspend all company matching contributions to the Motorola 401(k) Plan. U.S. employees may continue to contribute to the 401(k) plan but will not receive matching contributions from Motorola.
The company also announced today that employees in many of the markets in which it operates will not receive a salary increase in 2009. In addition, Motorola co-chief executive officers, Greg Brown and Sanjay Jha will voluntarily take a 25 percent decrease in base salary in 2009.
Greg Brown will voluntarily forgo any 2008 cash bonus earned under the Motorola incentive plan. Sanjay Jha’s employment contract provides for a guaranteed cash bonus for 2008. His bonus will also be voluntarily reduced by an amount equal to Greg Brown’s forfeited bonus and the remainder will be taken in the form of restricted stock units.
These actions are expected to lead to cost savings in addition to the $800 million that was previously announced on October 30, 2008.
“The sustained downturn in the global economy requires that we take these difficult but necessary steps,” said Greg Brown and Sanjay Jha, co-chief executive officers of Motorola. “While serving our customers remains a top priority, we are equally focused on our cost structure, and we will continue to implement appropriate measures to conserve cash and reduce expenses.”
Business Risks
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to statements about: future plans for its benefit plans and cost savings from cost reduction actions. Motorola cautions the reader that the risk factors below, as well as those on pages 18 through 27 in Item 1A of Motorola’s 2007 Annual Report on Form 10-K and in its other SEC filings, could cause Motorola’s actual results to differ materially from those estimated or predicted in the forward-looking statements. Factors that may impact forward-looking statements include, but are not limited to: (1) negative consequences from the Company’s ongoing restructuring and cost-reduction activities, including as a result of significant restructuring at the Mobile Devices business; (2) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; and (3) laws or regulations impacting the Company’s ability to take all of the cost saving actions described above. Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
About Motorola
Motorola is known around the world for innovation in communications. The company develops technologies, products and services that make mobile experiences possible. Our portfolio includes communications infrastructure, enterprise mobility solutions, digital set-tops, cable modems, mobile devices and Bluetooth accessories. Motorola is committed to delivering next generation communication solutions to people, businesses and governments. A Fortune 100 company with global presence and impact, Motorola had sales of US $36.6 billion in 2007. For more information about our company, our people and our innovations, please visit www.motorola.com.
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Media Contact:
Jennifer Erickson
Motorola, Inc.
+1 847-435-5320
jennifer.erickson@motorola.com
Investor Contact:
Dean Lindroth
Motorola, Inc.
+1 847-576-6899
dean.lindroth@motorola.com